AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2000
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                               PHARMANETICS, INC.
             (Exact name of registrant as specified in its charter)

                  NORTH CAROLINA                     56-2098302
           (State or other jurisdiction          (I.R.S. Employer
       of incorporation or organization)         Identification No.)

                              5301 Departure Drive
                          Raleigh, North Carolina 27616
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           1995 Stock Plan, As Amended
                            (Full title of the plan)

                               JOHN P. FUNKHOUSER
                                    PRESIDENT
                               PHARMANETICS, INC.
                              5301 DEPARTURE DRIVE
                          RALEIGH, NORTH CAROLINA 27616
                                 (919) 954-9871
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 KEVIN A. PRAKKE
                        WYRICK ROBBINS YATES & PONTON LLP
                        4101 LAKE BOONE TRAIL, SUITE 300
                          RALEIGH, NORTH CAROLINA 27607
                                 (919) 781-4000
                               FAX (919) 781-4865

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

==================================== ======================= ===================== ========================= =======================
        Title of Each Class                                    Proposed Maximum        Proposed Maximum
         of Securities to                 Amount to be          Offering Price        Aggregate Offering             Amount of
           be Registered                   Registered            Per Share(1)              Price(1)              Registration Fee
------------------------------------ ----------------------- --------------------- ------------------------- -----------------------
Common Stock,                        350,000 shares               $  19.97               $ 6,989,500                $  1,845.23
   no par value per share
==================================== ======================= ===================== ========================= =======================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 10, 2000, in accordance with Rule 457(c).

(2) Consists of 350,000 additional shares reserved for issuance under the Registrant's 1995 Stock Plan, as amended.

                              ---------------------
================================================================================

                                     PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by PharmaNetics, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Proxy Statement dated April 11, 2000, filed pursuant to Section 14 of the Exchange Act, in connection with the Annual Meeting of Shareholders of the Company held on May 9, 2000;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act;

         (d) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act on March 1, 2000; and

         (e) The description of the Company's common stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, as amended from time to time.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act (the "Business Corporation Act"), and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Sections 55-8-50 through 55-8-58 of the Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. Pursuant to Sections 55-8-51 and 55-8-57 of the Business Corporation Act, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Business Corporation Act. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director deprived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's

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
duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant's Bylaws require the Registrant to indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and with respect to any proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant's Bylaws also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         The Registrant maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                Description
-----------                -----------

5.1               Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1              1995 Stock Plan, as amended.
23.1              Consent of Independent Accountants.
23.2              Consent of Wyrick Robbins Yates & Ponton LLP (contained in
                  Exhibit 5.1)
24.1              Power of Attorney (see page 4).


ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person or the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 11th day of July 2000.

                                     PHARMANETICS, INC.


                                     By:  /s/ John P. Funkhouser
                                          -----------------------------
                                          John P. Funkhouser
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John
P. Funkhouser and Paul T. Storey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                    Capacity                              Date
                 ---------                                    --------                              ----

           /s/ John P. Funkhouser                  Director, President and Chief               July 11, 2000
--------------------------------------------       Executive Officer (Principal
             John P. Funkhouser                    Executive Officer


            /s/ Paul T. Storey                     Treasurer and Director of                   July 11, 2000
--------------------------------------------       Finance (Principal
              Paul T. Storey                       Accounting Officer)

        /s/ James B. Farinholt, Jr.                Director                                    July 11, 2000
--------------------------------------------
          James B. Farinholt, Jr.

          /s/ William A. Hawkins                   Director                                    July 11, 2000
--------------------------------------------
             William A. Hawkins

           /s/ John K. Pirotte                     Director                                    July 11, 2000
--------------------------------------------
              John K. Pirotte

           /s/ Stephen R. Puckett                  Director                                    July 11, 2000
--------------------------------------------
             Stephen R. Puckett

            /s/ Philip R. Tracy                    Director                                    July 11, 2000
--------------------------------------------
              Philip R. Tracy

           /s/ Frances L. Tuttle                   Director                                    July 11, 2000
--------------------------------------------
             Frances L. Tuttle

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